INDEX - RIDER

ADDITIONAL CLAUSES attached to and forming
a part of Lease dated as of May 9th, 2013,
by and between **40 WALL STREET LLC**, Landlord, or Owner,
and **PAULSON INVESTMENT COMPANY, INC.**, Tenant

The provisions of this Rider shall supersede any inconsistent provisions contained in the printed portion of the Lease.

37. <u>COMMENCEMENT AND EXPIRATION DATES; DELIVERY OF POSSESSION</u>.

37.01 The term of this Lease for which the Premises are hereby leased (**"Term"**) shall commence on the date the Work in the Premises as specified on Exhibit D has been substantially completed and Landlord delivers possession of the Premises to Tenant (**"Commencement Date"**) and shall end at noon on the last day of the month which is five (5) years after the Rent Commencement Date plus the number of days to end on the last day of a calendar month (**"Expiration Date"**) or on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to Legal Requirements. Landlord agrees to give Tenant ten (10) days prior notice of the date the Work shall be completed. Promptly following the Commencement Date, Landlord and Tenant shall enter into a supplementary agreement fixing the dates of (a) the Commencement Date, (b) the Rent Commencement Date and (c) the Expiration Date and if they cannot agree thereon within fifteen (15) days after Landlord's request therefore, such dates shall be determined by arbitration in the manner provided in Article 59.

37.02 . Except as provided on Exhibit D all installations, materials and work which may be required or desired by Tenant to alter, improve, equip, decorate and furnish the Demised Premises for Tenant's occupancy shall be done by Tenant at Tenant's cost and expense.

37.03 It shall be conclusively presumed that the same were in satisfactory condition as of the Commencement Date (except for latent defects), unless within thirty (30) days after the Commencement Date, Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition.

38. <u>RENTS</u>.

38.01 The rents reserved under this Lease, for the term thereof, shall be and consist of:

(a) **"rent"** or **"fixed rent"** as specified on Exhibit C annexed hereto and made a part hereof.

Fixed rent shall be payable in equal monthly installments in advance on

the first day of each and every calendar month during the term of this Lease (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, an amount equal to the first month's rent becoming due under this Lease); and

(b) **"additional rent"** consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent);

All fixed rent and additional rent shall be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

38.02 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever, except as and to the extent expressly provided in this Lease.

38.03 The **"Rent Commencement Date"** shall be three (3) months after the Commencement Date. If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

39. <u>TAX ESCALATION.</u>

39.01 For the purposes of this Article 39:

(a) **"Taxes"** shall mean the real estate taxes and assessments and special assessments (including, but not limited in any respect to any business improvement district assessments) imposed upon the Property. If at any time during the term of this Lease the methods of taxation prevailing on the Commencement Date shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on the Property, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term **"Taxes"** for the purposes hereof;

(b) **"Base Tax Rate"** shall mean the Taxes (as finally determined) assessed against the Property above an average for the period commencing July 1,

2012 and expiring June 30, 2013 and the period commencing July 1, 2013 and expiring June 30, 2014 ("**Base Tax Year**").

(c) **"Tax Year"** shall mean the fiscal or calendar year for which Taxes are levied by the governmental authority;

(d) **"Tenant's Proportionate Share"** shall mean for purposes of this Article 39 and all calculations in connection herewith .474%, which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises as set forth below and the denominator of which is the agreed rentable square foot area of the Building as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be 5,480 square feet and that the agreed rentable square foot area of the Building shall be deemed to be 1,156,005 square feet.

(e) **"Tenant's Projected Share of Taxes"** shall mean the **"Tax Payment"** (as hereinafter defined), if any, made by Tenant for the immediately preceding Tax Year (or in the case of the first Tax Year during which Landlord shall be entitled to a Tax Payment, an amount equal to Landlord's reasonable and good faith estimate of the first Tax Payment) divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

39.02 If the Taxes for any Tax Year, other than the Base Tax Year, shall be more than the Base Tax Rate, Tenant shall pay, as additional rent for such Tax Year, an amount equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate. (The amount payable by Tenant is hereinafter referred to as the **"Tax Payment"**.) The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this Lease. The Tax Payment shall be payable by Tenant within ten (10) days after receipt of a demand from Landlord therefor, which demand shall be accompanied by a copy of the tax bill together with Landlord's computation of the Tax Payment. If the Taxes for any Tax Year are payable to the taxing authority or Landlord's mortgagee on an installment basis, Landlord may serve such demands upon, and the Tax Payment with respect to such Tax Year shall be payable by Tenant on a corresponding installment basis.

39.03 Notwithstanding the fact that the increase in rent is measured by an increase in taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

39.04 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Property. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid or is obligated to pay Tenant's Proportionate

Share of increases in Taxes, or received the benefit of any decreases, Landlord shall, after deducting its expenses, including without limitation, attorneys' fees and disbursements in connection with such rebate, reduction or other benefit to Tenant (such expenses being hereafter referred to as **"Tax Expenses"**), either (i) return Tenant's Proportionate Share of such rebate to Tenant or, (ii) if a reduction in assessment is obtained prior to the date Tenant would be required to pay Tenant's Proportionate Share of such increase in Taxes, Tenant shall pay to Landlord, upon written request, Tenant's Proportionate Share of such Tax Expenses.

39.05 Within one hundred twenty (120) days after the Base Tax Year, Landlord shall furnish Tenant with a statement setting forth the Base Tax Rate and, at the expiration of any Tax Year thereafter Landlord shall furnish Tenant with a statement setting forth Tenant's Proportionate Share of Taxes. The statement furnished under this Section 39.05 is hereinafter referred to as a **"Tax Statement"**. Commencing on the first day of the first calendar month of the first Tax Year for which Landlord shall be entitled to receive a Tax Payment, and on the first day of each calendar month thereafter throughout the term hereof, Tenant shall pay to Landlord, as additional rent for the then Tax Year, Tenant's Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of Section 39.02 hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes then on account with Landlord against the Tax Payment or installment thereof then due from Tenant. In the event the aggregate amount previously paid by Tenant shall be insufficient to discharge in full such Tax Payment or installment, Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of Section 39.02, and Tenant shall forthwith pay the amount of such insufficiency to Landlord. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall upon Tenant's request either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) credit the amount of such excess against the next payment of Tenant's Projected Share of Taxes due hereunder and, if the credit of such payment is not sufficient to liquidate the entire amount of such excess, Landlord shall then pay the amount of any difference to Tenant.

39.06 Tenant shall pay to Landlord as additional rent, any occupancy tax or rent tax imposed, levied or assessed by any laws and/or requirements of public authorities, whether now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord based upon Tenant's occupancy of the Demised Premises; provided, however, that Tenant shall not be required to pay any income, franchise, profits or similar taxes personal to Landlord, except as otherwise provided in Section 39.01(a) hereof.

40. <u>EXPENSE ESCALATION</u>.

40.01 In lieu of Tenant's payment of any increases in operating expenses of the Building Landlord and Tenant have agreed to three percent (3%) annual increases in rent as set forth in Exhibit C.

41. SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES.

41.01 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Property now or hereafter existing and to all mortgages which may now or hereafter affect the Property and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as **"superior leases"** and the mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as **"superior mortgages"** and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a **"lessor"**.

41.02 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (b) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

41.03 If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new Lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes referred to as **"successor landlord"**) and upon successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon

such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that the successor landlord shall not be:

(a) liable for any previous act or omission of Landlord (or its predecessor in interest) under this Lease;

(b) bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease;

(c) responsible for any monies owing to Tenant from Landlord;

(d) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

(e) bound by any covenant to undertake or complete any work in the Demised Premises or any portion thereof;

(f) required to account for any security deposit other than any security deposit actually delivered to the successor landlord;

(g) bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration (provided, with respect to restoration, to the extent that the successor landlord shall have received sufficient casualty insurance proceeds or condemnation awards, as the case may be, to complete such restoration) provided for under this Lease to be performed after the date of attornment, it being expressly understood, however, that the successor landlord shall not be bound by an obligation to make payment to Tenant with respect to any work performed by or on behalf of Tenant at the Demised Premises.

41.04 If, in connection with obtaining financing or refinancing for Landlord's interest in the Land and Building a lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or, subject to the provisions of this Lease, for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created. In the event Tenant fails to execute and deliver to Landlord a duly executed modification or amendment of this Lease incorporating such modification within fifteen (15) days of request therefor, Landlord may execute such amendment or modification for and on behalf of Tenant as its attorney-in-fact coupled with an interest

solely to execute and deliver any instruments required to carry out the intent of this Section 41.04 on behalf of Tenant.

41.05 Tenant hereby agrees not to look to the holder of any mortgage of (i) the fee interest in the Demised Premises or (ii) the superior lease to which this Lease is subordinate, in such mortgagee's capacity as mortgagee, mortgagee in possession, successor in title to such interest, or otherwise, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the Tenant's performance of this Lease.

42. ASSIGNMENT AND SUBLETTING (Supplementing Article 11).

42.01 If Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or part of the Demised Premises, Tenant shall send a notice (hereinafter referred to as the "**A/S Notice**") thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than sixty (60) nor more than one hundred eighty (180) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option (hereinafter referred to as "**Landlord's Option**"), sublease such space (hereinafter referred to as the "**Leaseback Space**") from Tenant upon the terms and conditions hereinafter set forth. Landlord's Option may be exercised by Landlord by notice to Tenant at any time within sixty (60) days after such notice has been given by Tenant to Landlord; and during such sixty (60) day period Tenant shall not assign this Lease nor sublet such space to any person.

42.02 If Landlord exercises Landlord's Option to sublet the Leaseback Space under Section 42.01, such sublease to Landlord or its designee (as subtenant) shall be at the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease shall:

(a) be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

(b) be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

(c) give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such

sublease and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designees the option to extend the term of such sublease for the balance of the term of this Lease less (1) day;

(d) provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal; and

(e) also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

42.03 (a) If Landlord exercises Landlord's Option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord;

(b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the sublessee under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease;

(c) Tenant shall have no obligation, at the expiration or earlier termination of the term of this Lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord.

42.04 In the event Landlord does not exercise Landlord's Option pursuant to Section 42.01 and providing that Tenant is not in default of any of Tenant's obligations under this Lease after notice and the expiration of any applicable grace period, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided and upon condition that:

(a) Tenant shall have complied with the provisions of Section 42.01 and Landlord shall not have exercised Landlord's Option under said Section 42.01 within the time permitted therefor;

(b) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under this Lease, and (iii) will not violate any negative covenant as to use contained in any other Lease of space in the Building;

(c) the proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(d) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

(e) The proposed assignee or sublessee is not a person with whom Landlord is currently negotiating or has, within six (6) months prior to the date of the A/S Notice, negotiated with to lease space in the Building;

(f) The form of the proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

(g) There shall not be more than two entities (including Landlord or its designee) occupying the Demised Premises at any time;

(h) The rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 42.01;

(i) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the

review of any term sheets, proposed assignment or sublease or any documentation in connection therewith and in the preparation of any documentation in connection with any request for consent whether or not granted;

(j) Tenant shall not have (i) advertised or publicized in any way the availability of the Demised Premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (ii) listed the Premises for subletting or assignment, with a broker, agent or representative other than the then managing agent of the Building or other agent designated by Landlord, or otherwise at a rental rate less than the greater of (1) the fixed rent and additional rent then payable hereunder for such space, or (2) the fixed rent and additional rent at which Landlord is then offering to Lease other space in the Building; and

(k) The sublease shall not allow the use of the Demised Premises or any part thereof for (i) the preparation and/or sale of food for on or off premises consumption or (ii) for use by a foreign or domestic governmental agency.

Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 42.04) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 42.01, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

42.05 In the event that (a) Landlord fails to exercise Landlord's Option under Section 42.01 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 42.01 before assigning this Lease or subletting all or part of the Demised Premises.

42.06 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

(a) no subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

(b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

(c) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

(i) liable for any previous act or omission of Tenant (or its predecessor in interest) under the sublease;

(ii) bound by any previous modification of the sublease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the Landlord;

(iii) responsible for any monies owing to subtenant from Tenant;

(iv) subject to any credits, offsets, claims, counterclaims, demands or defenses which subtenant may have against Tenant (or its predecessors in interest);

(v) bound by any covenant to undertake or complete any work in the Demised Premises or any portion thereof;

(vi) required to account for any security deposit other than any security deposit actually delivered to the Landlord;

(vii) bound by any obligation to make any payment to subtenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration (provided, with respect to restoration, to the extent that the Landlord shall have received sufficient casualty insurance proceeds or condemnation awards, as the case may be, to complete such restoration) provided for under the sublease to be performed after the date of attornment, it being expressly understood, however, that the Landlord shall not be bound by an obligation to make payment to subtenant with respect to any work performed by or on behalf of subtenant at the Demised Premises.

42.07 If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

(a) in the case of an assignment, an amount equal to 50% of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, Leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) and less the reasonable costs (hereinafter referred to as the "**Assignment Expense**") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such assignment; and

(b) in the case of a sublease, an amount equal to 50% of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) and less the reasonable costs (hereinafter referred to as the "**Subletting Expenses**") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such subletting. The sums payable under Sections 42.07 (a) and (b) shall be paid to Landlord as and when paid by the assignee or subtenant, as the case may be, to Tenant and upon the execution and delivery of such assignment or sublease, as the case may be, Tenant shall provide to Landlord a statement of the Assignment Expenses or Subletting Expenses, as the case may be, certified as correct by an officer or principal of Tenant.

42.08 If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Article 11 shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership, joint venture or a limited liability company, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership, joint venture or a limited liability company (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership or member interests) which results in a change of control of such partnership, joint venture or a limited liability company, as if such transfer of an interest in the distributions of profits and losses of such partnership, joint venture or a limited liability company which results in a change of control of such partnership, joint venture or a limited liability

company were an assignment of this Lease. Notwithstanding anything to the contrary set forth in this Article 42, Landlord's consent shall not be required, nor shall Tenant be obligated to deliver the A/S Notice, in connection with (a) any transaction assigning or transferring Tenant's interest under this Lease to a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred or to an assignment or (b) a subletting to any corporation which (i) controls or is controlled by Tenant or (ii) is under common control with Tenant (herein called an **"Affiliated Entity"**) or (c) a change in ownership of Tenant involving the transfer of the shares thereof from Paulson Capital Corp., the parent of Tenant, to the shareholders of Paulson Capital Corp. In the event of any merger, consolidation or transfer of all or substantially all of Tenant's assets (i) the successor to Tenant shall have a net worth computed in accordance with generally accepted accounting principles equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction

42.09 Any assignment or transfer, whether made with Landlord's consent pursuant to Article 11 or without Landlord's consent pursuant to Section 42.10, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

42.10 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

42.11 The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

43. <u>BROKERS</u>.

43.01 Tenant and Landlord warrant and represents that it has dealt solely with Cushman & Wakefield, Inc. and Helmsley Spear Inc. (hereinafter collectively referred to

as the **"Broker"**) and that to Tenant's or Landlord's knowledge no other Broker was instrumental in bringing about or procuring this Lease. Tenant and Landlord agree to indemnify, defend and hold the other harmless from and against the claims of other brokers or agents for compensation by reason of Tenant's or Landlord's acts. Landlord shall be solely responsible for compensating the Broker pursuant to a separate agreement.

44. USE.

44.01 Tenant shall use and occupy the Demised Premises for executive, general and administrative offices and other lawful purposes ancillary thereto and for no other purpose.

44.02 If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord, Tenant shall at all times comply with the terms and conditions of each such license or permit.

44.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises or do or permit anything to be done in the Demised Premises in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

45. WAIVERS.

45.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

45.02 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

45.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant,

Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

45.04 The provisions of Articles 29, 47, and 55 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided to Tenant if and to the extent Landlord shall make them available to Tenant.

46. <u>LEGAL COMPLIANCE - ADA AND HAZARDOUS MATERIALS</u>.
(Supplementing Article 6)

46.01 Landlord represents that as of the Commencement Date there will be no Hazardous Materials or asbestos in the Demised Premises and that there will be no violations of law affecting the Demised Premises and it will deliver an ACP-5 certificate for the Demised Premises. After the Commencement Date Tenant agrees that it shall be solely responsible, at its expense, to cause the Demised Premises to comply with the provisions of the Americans With Disabilities Act of 1990 and any regulations and amendments promulgated pursuant thereto (hereinafter referred to as the **"ADA"**), and Landlord shall have no obligation whatsoever in connection therewith. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of, any notices alleging violations of the ADA relating to any portion of the Demised Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Demised Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Demised Premises. Notwithstanding anything to the contrary herein contained, Tenant shall not be responsible for complying with such laws that require structural modifications to the Demised Premises, unless compliance with such laws is necessitated by or in connection with any act or omission of Tenant.

46.02 Tenant shall not cause, suffer or allow any **"Hazardous Materials"** (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including reasonable attorneys' fees) which arise during or after the term of this Lease as a result of Tenant's breach of its obligations hereunder. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation of conditions or any clean-up, remedial work, removal or restoration work in the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Materials within the Demised Premises caused or permitted by Tenant results in any contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous Materials to the Demised Premises. As used in this paragraph, the term **"Hazardous Materials"** means: (i) polychlorinated biphenyls

(PCBs) and (ii) hazardous or toxic materials, wastes and substances, including but not limited in any respect to asbestos or asbestos containing materials, which are defined, determined or identified as such pursuant to any applicable federal, state and municipal governmental laws, rules or regulations. Tenant shall also comply with all rules and regulations imposed by Landlord with respect to recycling waste, if required by applicable governmental regulations.

47. SIGNS; LOBBY DIRECTORY SPACES.

47.01 Subject to prior written approval of Landlord, Tenant shall be permitted to install a sign indicating Tenant's name on the exterior of the main entrance door to the Demised Premises. The sign shall conform to Landlord's guidelines for tenants of the Building.

47.02 Landlord, at its expense, and on Tenant's request, shall maintain Tenant's proportionate share of listings on the Building directory. In the event Tenant shall require additional or substitute listings on the Building directory, Landlord shall maintain such listings and Tenant shall pay to Landlord an amount equal to Landlord's reasonable charge for such listings.

48. DELINQUENT PAYMENTS.

48.01 If any amount of fixed rent or additional rent required to be paid by Tenant to Landlord is not paid within ten (10) days after the date such payment is due, then, Landlord shall be entitled to bill and collect, and Tenant shall pay, as additional rent interest on such sums from the due date until paid, at a rate (hereinafter referred to as the "**Agreed Rate**") which is the lesser of (a) the greater of (i) 4% above the prime rate of Citibank, N.A. (or any successor thereto or, if Citibank, N.A. or its successor shall not then be announcing a prime rate, the prime rate of the largest bank by capital and assets then announcing a prime rate in the City of New York) at that time or (ii) 18% per annum or (b) the maximum rate then permitted under applicable law. This paragraph shall not be construed to permit Tenant to delay payment, or to postpone or waive any rights of Landlord to collect any fixed rent or additional rent, with interest and expenses, by legal action or otherwise. If any legal action or proceeding is commenced by Landlord to collect unpaid fixed rent or additional rent, Landlord shall be entitled to recover the amount of any expenses incurred in connection with such action or proceeding.

49. HOLDOVER.

49.01 Tenant acknowledges the extreme importance to Landlord of obtaining possession of the Demised Premises at the stated expiration date or sooner termination of this Lease, and in the condition required by this Lease, so that Landlord can prepare and re-rent such premises for a term commencing promptly after the expiration or termination of this Lease. If Tenant shall holdover or retain possession of the Demised Premises after the expiration or termination of this Lease, Tenant shall pay Landlord, upon demand, as liquidated damages, two (2) times the amount of the fixed rent and

additional rent in effect on the date of such expiration or termination, prorated for each day that Tenant so holds over or retains possession. The provisions of the foregoing sentence shall in no way be deemed a waiver of any rights or remedies which Landlord may have against Tenant to obtain immediate possession of the Demised Premises, and the demand or acceptance by Landlord of such payment shall not be construed as a consent by Landlord to such holding over. Any obligation under this Lease for Tenant to pay fixed rent, additional rent or other sum shall survive and continue after the termination or expiration of this Lease.

50. TENANT'S REMEDIES.

50.01 If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

51. ALTERATIONS (Supplementing Article 3).

51.01 Tenant may from time to time during the term of this Lease, at its expense, make such other alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively referred to as "**changes**") and, as applied to changes provided for in this Article, **"Tenant's Changes"** in and to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, on the following conditions:

(a) the outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

(b) no part of the Building outside of the Demised Premises shall be physically affected;

(c) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected or the usage of such systems by Tenant shall not be increased;

(d) in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in Article 3 hereof;

(e) before proceeding with any Tenant's Changes, Tenant will advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory of the cost thereof and shall submit the names of the contractors or subcontractors who will be performing Tenant's Changes for Landlord's approval, which approval shall not

be unreasonably withheld or delayed. Additionally, before proceeding with any Tenant's Changes, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change. Notwithstanding the foregoing, Landlord's approval of plans and specifications shall not be required in connection with any non-structural change or changes, the estimated cost of which, in the aggregate, does not exceed $25,000.00, exclusive of the costs of decorating work and Tenant's Property (as defined in Section 53.02 hereof) and any architect's and engineer's fees.

52. <u>NOT AN OFFER</u>.

52.01 This Lease is submitted by Landlord to Tenant for signature and return with the understanding that there shall be no liability upon the part of Landlord or Tenant and that it shall not bind Landlord or Tenant unless and until it is executed by both Landlord and Tenant and an executed copy delivered to Tenant.

53. <u>TENANT'S PROPERTY</u>.

53.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

53.02 All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to collectively as "**Tenant's Property**") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this Lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be considered Tenant's Property.

53.03 At or before the Expiration Date, or the date of any earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except

such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the Lease.

54. EMINENT DOMAIN. (Supplementing Article 10)

54.01 Nothing in Article 10 of this Lease shall be deemed to prohibit Tenant from making a separate claim with the condemning authority for moving expenses, tenant improvements and other permissible items provided, however, that any such claims shall not reduce the amount of Landlord's award.

55. HEATING, AIR CONDITIONING, CLEANING AND ACCESS. (Supplementing Article 29)

55.01 Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified for the systems or rearrangement of partitioning which interferes with normal operation of the heat, ventilation and air-conditioning **("HVAC")** in the Demised Premises, may require changes in the heat, ventilation and air-conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Tenant, at its expense, pursuant to Article 53 and 51 hereof. Tenant agrees to use its best efforts to keep or cause to be kept closed all windows in the Demised Premises whenever the air-conditioning system is in operation. In addition, Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC System.

55.02 In the event that Tenant shall require HVAC at any time in addition to the times specified in Article 29, Landlord shall, upon reasonable advance notice, furnish such overtime HVAC to the Demised Premises at Landlord's cost plus 10% for overhead and other administrative costs.

55.03 Throughout the term of this Lease, Landlord agrees to clean the Demised Premises in accordance with the standards set forth on Exhibit F annexed hereto and made a part hereof.

55.04 Tenant shall have access to the Building 24 hours a day, 7 days a week, 365 days a year.

55.05 Landlord agrees that the Tenant may install an air-cooled HVAC unit in the Premises with ducts in a location reasonably approved by Landlord.

55.06 Tenant may, at its own cost and expense, install its own security system for the Premises, provided such system is compatible with the security system for the Building.

56. NON-LIABILITY AND INDEMNIFICATION.

56.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence of Landlord, its agents, employees, or contractors occurring within the scope of their respective employments, without negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or kept in the Demised Premises.

56.02 Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Demised Premises or of any business therein by Tenant, or (B) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (y) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and (ii) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding with counsel reasonably acceptable to Landlord.

56.03 Landlord shall indemnify and hold harmless Tenant and its respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all claims arising from or in connection with any occurrence in the Building outside of the Premises resulting from the negligence or willful misconduct of Landlord or its agents, employees, or contractors together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses.

57. INSURANCE. (Supplementing Article 6)

57.01 Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof the following insurance coverage:

(a) For the benefit of Landlord and Tenant and any superior lessor, in which Landlord and such superior lessor shall be named as an additional insured, a comprehensive policy of liability insurance protecting Landlord (and any designees of Landlord), Tenant and any such superior lessor against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies authorized to do business in the State of New York and the limits of liability thereunder

shall not be less than the amount of Five Million and 00/100 ($5,000,000.00) Dollars combined single limit coverage on a per occurrence basis; and

(b) Fire and extended coverage in an amount adequate to cover the cost of replacement of all Leasehold improvements, personal property, fixtures, furnishing and equipment, including, but not limited to Tenant's Changes and Tenant's Property located in the Demised Premises. Such policy shall be written by good and solvent insurance companies authorized to do business in the State of New York.

(c) Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least thirty (30) days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance, and said certificates shall contain an endorsement that such insurance may not be modified or cancelled except upon forty-five (45) days' notice to Landlord sent certified mail, return receipt requested, at the address for Landlord provided in this Lease, together with evidence of payment for the policy.

(d) Tenant's failure to provide and keep in force the aforementioned insurance shall be a material default of Tenant's obligations under this Lease, entitling Landlord to exercise any or all of the remedies as provided in this Lease or available at law or in equity, in the event of Tenant's default. Landlord may at any time and from time to time during the term hereof, inspect and/or copy, at the Demised Premises, the originals of any and all insurance policies required to be obtained by Tenant pursuant to the provisions of this Lease, and Tenant shall make such policies available to Landlord for such purpose;

(e) Each such policy shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to the policies of insurance, if any, carried by Landlord, and that coverage, if any, carried by Landlord shall be excess insurance;

(f) Each such policy may be furnished by Tenant under a blanket policy carried by it governing the Demised Premises and other locations of Tenant; provided any such policy shall contain an endorsement that names Landlord and any superior lessor as an additional insured, specifically references the Demised Premises, and guarantees a minimum limit of insurance coverage available for the Demised Premises and appurtenances thereto equal to the insurance amounts required pursuant to this Lease;

(g) Tenant shall not carry separate insurance, concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant under the provisions of this Article 57, if the effect of such separate insurance would be to reduce the protection or the payment to be made under said insurance required to be furnished by Tenant, unless Landlord and superior lessor is included as an additional named insured thereunder. Tenant shall promptly notify Landlord of the

issuance of any such separate insurance and shall cause such policies to be delivered to Landlord as hereinabove provided;

(h) Notwithstanding anything hereinabove provided, if in the Landlord's reasonable opinion the amount of insurance carried by Tenant hereunder is inadequate, Landlord shall have the right, exercised on no less than ten (10) days notice to Tenant, to require Tenant to increase the amount and/or the type of insurance required to be carried by Tenant under this Lease, to an amount reasonably sufficient to protect Landlord's interests, and Tenant agrees that within ten (10) days of the date of Landlord's said notice, Tenant will obtain and shall thereafter maintain the type of insurance coverage and/or insurance limits so required by Landlord. Any dispute as to insurance coverage shall be submitted to arbitration in accordance with Article 59.

57.02 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

57.03 In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Tenant's option Landlord shall cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an assured, Tenant shall pay such additional premium upon demand or Landlord shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premium would be imposed. In the event that Tenant shall have been named as one of the assureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

57.04 In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an assured,

Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the assureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

57.05 Subject to the foregoing provisions of Section 57.02, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease.

58. <u>PARTIES BOUND</u>.

58.01 The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Articles 11 or 42 shall operate to vest any rights in any successor or assignee of Tenant. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer, said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

58.02 If Landlord shall be an individual, joint venture, tenancy in common, co-partnership, limited liability company or limited liability partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building and, where expressly so provided in this Lease, to offset against the rents payable under this Lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, shareholder, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

59. ARBITRATION.

59.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this Lease as the appropriate remedy and no other method of dispute resolution is specified. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

59.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease.

59.03 The decision of the arbitrator shall be binding upon all parties to the dispute and a judgment therefor may be entered by either party in a court having jurisdiction thereof.

59.04 All the expenses of the arbitration shall be borne by the parties equally.

60. ELECTRICITY.

60.01 Landlord shall furnish six (6) watts of electricity per rentable square foot to the Demised Premises 24 hours a day, 365 days a year. Notwithstanding the foregoing, however, Tenant agrees that Landlord shall not in any way be liable or responsible to Tenant for any loss, damage, or expense that Tenant may sustain or incur if either the quantity or character of electrical service is changed, is no longer available, or is unsuitable for Tenant's requirements.

60.02 Landlord has heretofore installed in the Building and in the Premises electrical risers, feeders and wiring as necessary to permit Tenant to receive electrical energy for Tenant's reasonable use of normal office equipment and such lighting, electrical appliances and other machines and equipment as Landlord may reasonably permit to be installed in the Premises. Tenant acknowledges that the Premises is not separately submetered and Tenant agrees to pay Landlord as part of the Fixed Rent (the "**Electricity Charge**") the sum of $1,484.17 per month representing the reasonable estimated value of electricity being furnished to the Premises.

60.03 Tenant shall furnish and install all lighting, tubes, lamps, starters, bulbs and ballasts from time to time required in the Premises including such items installed at the commencement of the Term.

60.04 Landlord has advised Tenant that Con Edison ("**Electric Service Provider**") is currently the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for

service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "**Alternate Service Provider**") or continue to contract for service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises.

60.05 In the event that at any time Landlord believes that the cost of electricity furnished to Tenant on a rent inclusion basis exceeds the Electricity Charge, Landlord shall have the right to engage an independent electrical consultant (the "**Electrical Consultant**") who shall make a survey of Tenant's usage of electricity and determine whether or not the Electricity Charge adequately reflects the Landlord's cost of furnishing electricity to the Premises. If the Electrical Consultant determines at any time that the then Electricity Charge is insufficient to cover the Landlord's cost of furnishing electricity to Tenant, Landlord shall notify Tenant of the results of the Electrical Consultant's survey and commencing as of the date the survey was made the Electricity Charge shall be increased to reflect the deficiency between the then Electricity Charge and the Landlord's cost of furnishing electricity to the Premises as determined by the Electrical Consultant.

60.06 Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation thereof. In connection therewith, Tenant expressly agrees that all installations, alterations and additions of and to the electrical fixtures, appliances, or equipment within the Demised Premises shall be subject to Landlord's prior written approval, and, if such approval shall be given, rigid conduit only shall be permitted. If, in connection with any request for such approval, Landlord shall, in its sole judgment, determine that the risers of the Building servicing the Demised Premises shall be insufficient to supply Tenant's electrical requirements with respect thereto, Landlord shall, at the sole cost and expense of Tenant, install any additional feeders that Landlord shall deem necessary with respect thereto, provided, however, that, if Landlord shall determine, in its sole judgment, that the same will cause permanent damage or injury to the Building or to the Demised Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, or interfere with, or disturb, the other tenants or occupants of the Building, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition with respect to which Tenant requested Landlord's consent. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment necessary and proper in connection therewith, subject to the aforesaid terms and conditions.

61. CURING TENANT'S DEFAULTS, ADDITIONAL RENT.

61.01 If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be

obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of five (5) business days from the date Landlord gives Tenant notice of Landlord's intention so to do.

61.02 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills. Any unpaid item shall bear interest at the Agreed Rate from the due date until paid.

62. GROUND LEASE PROVISIONS.

62.01 Tenant acknowledges that Landlord is not a fee owner of the land but the holder of the Ground Lease (as defined in Exhibit E). Landlord represents that the Ground Lease is presently in full force and effect and no consent is required from the Ground Lessor (as defined in Exhibit E) in connection with the making of this Lease.

62.02 In the event that Tenant shall send Landlord a notice of any default on the part of Landlord, under this Lease, Tenant shall send a copy thereof to Ground Lessor at the address listed in Section 62.04 or such other address as Tenant shall have been notified in writing. Tenant agrees that Ground Lessor shall have the right, but not the obligation to cure any such default within:

(a) Ten (10) days from the date of such notice in the event such default shall consist of a failure to pay a sum of money ; or

(b) Thirty (30) days from the date of such notice to cure any other default which is susceptible of being cured with due diligence within said 30 days; or

(c) If such default is not susceptible of being cured with due diligence within said 30 days then Ground Lessor shall have the right to commence to cure such default within 30 days from the date of such notice and diligently pursue such cure to completion.

62.03 Tenant further agrees that:

(a) This Lease shall not terminate or be terminable by Tenant by reason of any termination of the Ground Lease by summary proceedings or otherwise except in the case of an institution of any summary or other proceeding by Ground Lessor, this

Lease may be terminated if the Tenant is named by Ground Lessor as a party and served with process sufficient to recover possession of the Demised Premises in such proceeding and a warrant or judgment for possession of the Demised Premises is issued in such proceeding; and

(b) Tenant shall attorn to Ground Lessor if this Lease is not terminated by the service of process on Tenant in any proceeding for recovery of possession of the Demised Premises or in any proceeding seeking the termination of the Ground Lease.

62.04 Any notice from Tenant to the Ground Lessor shall be addressed as follows:

40 Wall Limited Partnership and
New Scandic Wall Limited Partnership
c/o The Pyne Companies, Ltd.
30 Wall Street
New York, New York 10005

63. TRUMP NAME.

63.01 Tenant agrees that notwithstanding the designation of the Building as a "**Trump Building**" neither Tenant nor any subtenant, concessionaire, licensee nor any of their respective parties, officers, agents or employees or affiliates thereof, at any time throughout the Lease term, or any renewal or extension thereof, or after the expiration or sooner termination of the Lease term, may use any name which contains the name "Trump" in any form, combination or manner including any and all advertising, except with the prior consent of the owner of the name in each instance.

64. SECURITY.

64.01 Tenant has deposited with Landlord the sum of $65,760.00 (the "**Security Amount**") by Letter of Credit as provided in Section 64.02, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Landlord agrees that in the event Tenant deposits a cash security as aforesaid, Landlord shall maintain said cash security in an interest bearing account, in a bank or savings and loan association to be selected, from time to time, by Landlord in its sole discretion which account shall be insured by the Federal Deposit Insurance Corporation, so long as such insurance shall be available, and all interest earned thereon (except with respect to Landlord's administrative expense as set forth below) shall be retained in such account and be deemed added to the cash security deposited hereunder or upon request of Tenant be delivered to Tenant annually within twenty (20) days after such request. Landlord agrees further to hold the said cash security in such an account for the entire term hereof, subject, however, to the terms of this Article 64 with respect to the application of the security in the event of Tenant's default hereunder. To the extent permitted by law, Tenant agrees that Landlord shall be entitled to receive and retain per year, as an administrative expense, the lesser of (i) $500.00 or (ii) a sum

equal to one (1%) percent per annum upon the said cash security, and Landlord shall have the right to withdraw such sum from time to time as Landlord shall determine, in its sole discretion. Landlord shall not be required to credit any of the cash security with interest for any period during which Landlord does not receive interest thereon. It is agreed that in the event Tenant defaults after notice and the expiration of any applicable cure period hereunder, in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the cash security so deposited and any interest thereon then held by Landlord, or Landlord may notify the **"Issuing Bank"** (as such term is defined in Section 64.02) and thereupon receive all of the monies represented by the said Letter of Credit and use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default, after notice and any cure period provided herein, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default after notice and the expiration of any applicable cure period hereunder, in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Landlord applies or retains any portion or all of such cash security and interest held thereon, or proceeds of such Letter of Credit, as the case may be, Tenant shall forthwith restore the amount so applied or retained so that, at all times, the amount deposited shall be the Security Amount plus the amount of any interest held thereon immediately prior to such application or retention in the event of a cash security deposit. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the cash security and any interest thereon then held by Landlord, or Letter of Credit, as the case may be, shall be returned to Tenant within fifteen (15) days following the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Landlord.

64.02 In lieu of a cash deposit, Tenant may deliver to Landlord a clean, irrevocable and unconditional letter of credit (hereinafter referred to as the **"Letter of Credit"**) which shall (a) be issued by and drawn upon any commercial bank (hereinafter referred to as the **"Issuing Bank"**) with offices for banking purposes in the City of New York and which is a member of the New York Clearing House Association and having a net worth of not less than Five Hundred Million and 00/l00 ($500,000,000.00) Dollars, (b) have an initial term of not less than one year, (c) be in form and content satisfactory to Landlord, (d) be for the account of Landlord (e) be in the Security Amount (f) provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (l) year each thereafter during the term of this Lease, unless Issuing Bank sends written notice (hereinafter referred to as the **"Non-Renewal Notice"**) to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed, and (g) provide that Landlord, within twenty (20) days of its receipt of the Non-Renewal Notice, shall have the right, exercisable by means of a sight draft, to receive the monies represented by the Letter of Credit and hold such proceeds pursuant to the terms of Section 64.0l as a non-interest bearing cash security.

64.03 In the event of a sale of the Landlord's interest in the Ground Lease or a leasing of the entire Building, Landlord shall have the right to transfer the cash security and any interest thereon then held by Landlord, or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such cash security and interest, or Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said cash security and interest, or Letter of Credit, as the case may be. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security and interest, or Letter of Credit, to a new Landlord.

64.04 Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

64.05 Notwithstanding the provisions of Section 64.02 hereof, Tenant may deliver to Landlord a Letter of Credit which is not automatically renewable (but which otherwise complies with the provisions of Section 64.02) and which provides for a stated term of not less than one (1) year (hereinafter referred to as the **"One Year L/C"**); provided that not less than thirty (30) days prior to the date of expiration of any Letter of Credit, Tenant shall deliver to Landlord a new Letter of Credit complying with the provisions of Section 64.02 hereof, or which is a One Year L/C. In the event Landlord shall fail to receive a new Letter of Credit from Tenant as hereinabove provided on or before the thirtieth (30th) day next preceding the date of expiration of any Letter of Credit, Landlord shall have the right to obtain from the Issuing Bank the proceeds of the expiring Letter of Credit then held by Landlord and shall hold the proceeds pursuant to the provisions of Article 64 hereof, pending the delivery to Landlord of a new Letter of Credit complying with the provisions of this Article 64 or the default of Tenant hereunder.

64.06 In the event that at any time during the Term, Landlord, in Landlord's reasonable opinion, believes (a) that the net worth of the Issuing Bank shall be less than the minimum amount specified in Section 64.02, or (b) that circumstances have occurred indicating that the Issuing Bank may be or may imminently become incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the **"Existing L/C"**) in accordance with the terms hereof, then, upon the happening of either of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the **"Replacement Notice"**) requiring Tenant within ten (10) days to replace the Existing L/C with a new Letter of Credit (hereinafter referred to as the **"Replacement L/C"**) from an Issuing Bank meeting the qualifications described in Section 64.02. Landlord agrees to make the Existing L/C available for a simultaneous exchange of the Existing L/C for a Replacement L/C meeting the qualifications of Section 64.02 or 64.05. In the event that (i) a Replacement L/C meeting the qualifications of Section 64.02 is not received by Landlord within the time specified, or (ii) Landlord reasonably believes an emergency exists whereby Landlord's

ability to draw upon the Existing L/C (regardless of Tenant's default hereunder) and receive the full proceeds thereof will be or may likely be extinguished, then in either event, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with Section 64.01 subject, however, to Tenant's right, at any time thereafter prior to a Tenant's default hereunder, to replace such cash security with a new Letter of Credit meeting the qualifications of Section 64.02 or 64.05. Landlord agrees to make such cash proceeds available for a simultaneous exchange of such cash proceeds for a new Letter of Credit meeting the qualifications of Section 64.02 or 64.05.

65. NOTICES.

65.01 All notices sent by Landlord to Tenant, or by Tenant to Landlord shall be sent by:

a) certified or registered mail, return receipt requested and deposited in a post office box, or

b) sent by recognized courier such as Federal Express or DHL, or

c) sent by regular mail and fax.

Any notice sent by certified or registered mail shall be deemed delivered two (2) days after mailing if mailed in the City of New York or five (5) days after mailing if mailed outside the City of New York. Any notice sent by courier shall be effective when received. Any notice sent by fax shall be effective one (1) business day after such fax is sent.

65.02 A copy of any notice sent to Landlord by Tenant shall be sent to:

George H. Ross, Esq.
Suite 2600
725 Fifth Avenue
New York, New York 10022
Fax #212-759-9218

65.03 (a) Prior to the Commencement Date a copy of all notices sent from Landlord to Tenant shall be sent to:

Trent Davis, CEO
Paulson Investment Company, Inc.
811 SW Naito Parkway, Suite 300
Portland, Oregon 97024
Fax # ____________________

(b) After the Commencement Date a copy of all notices from Landlord to Tenant shall be sent to the Demised Premises.

66. LOWER MANHATTAN COMMERCIAL REVITALIZATION PROGRAM.

66.01 Provided Tenant is in good standing under the Lease, Landlord shall make reasonable efforts to cooperate with Tenant, but shall have no obligation to expend any monies, including, without limitation, filing fees and legal fees, in connection with any application for real estate tax abatements under Title 4 of Article 4 of the Real Property Tax Law of the State of New York ("**Title 4**").

66.02 Pursuant to Title 4:

(a) Tenant hereby informs Landlord than an application for abatement of real property taxes will be or has been made for the Premises.

(b) The Rent including amounts payable by Tenant for real property taxes will accurately reflect any abatement of real property taxes.

(c) At least $5.00, $10.00 or $35.00 per square foot in the abatement zone must be spent on improvements to the Premises and the common areas, the amount being dependent upon the length of the lease, lease type and number of employees.

(d) All abatements granted will be revoked if, during the benefit period, real estate taxes, water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in the relevant law.

67. FREIGHT ELEVATOR.

67.01 Tenant shall pay Building Standard Rates for freight elevator usage Monday through Friday (non-building holidays) 8:00 a.m. to 6:00 p.m.

67.02 Tenant shall pay Building Standard Rates for after-hour freight elevator and loading dock usage Monday through Friday (non-building holidays) 6:00 p.m. to 7:00 a.m. and Saturdays and Sundays (non-union holidays) with a minimum four (4) hour charge. Loading dock usage requires a minimum of four (4) hour charge. Current after-hour freight elevator loading dock rates are subject to change.

67.03 Notwithstanding the aforementioned, Tenant shall have the one time right, free of charge, to use the freight elevator and loading dock for move-in purposes on one weekend (2 days) during the hours of 8:00 a.m. to 4:00 p.m.

68. USE OF RISERS.

68.01 Landlord shall provide sufficient vertical riser space for Tenant's electrical power, voice and data requirements.

68.02 The Tenant shall be permitted to install communication and data lines in the existing riser space provided by Landlord at the Tenant's own cost and expense only upon Landlord's consent. Tenant may only use companies providing services in the Building.

EXHIBIT A

FLOOR PLAN


WILLIAM ST.
WALL ST.
PINE ST.
NASSAU ST.
THE TRUMP BUILDING
40 WALL STREET
23RD FLOOR
GHWA

EXHIBIT B - DESCRIPTION

All that plot of land in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of Wall Street distant 70 feet 1 inch westerly from the corner formed by the intersection of the said northerly side of Wall Street with the westerly side of William Street; running

THENCE Northerly along a line which forms an angle of 87 degrees 05 minutes 15 seconds on its westerly side with said northerly side of Wall Street, 123 feet and 1/4 of an inch;

THENCE Westerly along a line which forms an angle of 92 degrees 33 minutes 30 seconds on its southerly side with the last course, 14 feet 2-1/2 inches;

THENCE Northerly along a line which forms an angle of 94 degrees 00 minutes 45 seconds on its easterly side with the last course, 71 feet 7-1/2 inches to the southerly side of Pine Street;

THENCE Westerly along said southerly side of Pine Street, 45 feet 9-3/4 inches to an angle in said southerly side of Pine Street;

THENCE continuing Westerly along said southerly side of Pine Street, 163 feet 5-3/4 inches;

THENCE Southerly along a line which forms an angle of 87 degrees 31 minutes 10 seconds on its easterly side with said southerly side of Pine Street, 74 feet 9-5/8 inches;

THENCE Easterly along a line which forms an angle of 91 degrees 19 minutes 10 seconds on its northerly side with the last course, 40 feet 3-3/4 inches;

THENCE continuing Easterly along a line which forms an angle of 179 degrees 41 minutes 00 seconds on its northerly side with the last course, 35 feet 4 inches;

THENCE Southerly along a line which forms an angle of 91 degrees 45 minutes 00 seconds on its westerly side with the last course, 18 feet 4-1/2 inches;

THENCE continuing Southerly along a line which forms an angle of 180 degrees 38 minutes 50 seconds on its westerly side with the last course, 102 feet 11 inches to the said northerly side of Wall Street;

THENCE Easterly along said northerly side of Wall Street, 75 feet 1-1/4 inches to an angle in said northerly side of Wall Street;

THENCE continuing Easterly along said northerly side of Wall Street, 74 feet 11-1/2 inches to the point or place of Beginning.

EXHIBIT C

RENT SCHEDULE

Period	Annual Rent	Monthly Rent
1st three months from the Commencement Date	$ - 0 -	$ - 0 -
Next 9 months	$197,280.00	*$16,440.00 p/m
2nd year	$203,198.40	*$16,933.20 p/m
3rd year	$209,294.35	*$17,274.53 p/m
4th year	$215,573.18	*$17,964.43 p/m
5th year	$222,049.38	*$18,503.36 p/m

* Does not include the monthly electricity charge of $1,484.17.

EXHIBIT D

SPACE PLAN


5,480 s.f.
Proposed Paulson Space
Landlord Work
23rd Floor Plan
architecture + information

Landlord, at its own cost and expense, shall construct a glass wall and door as shown above.

40 WALL STREET

23rd Floor Fit Plans

EXHIBIT E

DEFINITIONS

1. The term **mortgage** shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term **mortgagee** shall include such a trustee.

2. The terms **include, including** and **such as** shall each be construed as if followed by the phrase "without being limited to".

3. The term **obligations of this lease**, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

4. The term **Tenant's obligations hereunder**, and words of like import, and the term **Landlord's obligations hereunder**, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to **performance** of either party's obligations under this lease shall be construed as "performance and observance".

5. Reference to Tenant being or not being **in default hereunder**, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder beyond any applicable grace period, or that a condition of the character described in Article 17 has occurred and continues or has not occurred or does not continue, as the case may be.

6. References to Landlord as having **no liability to Tenant** or being **without liability to Tenant**, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.

7. The term **laws and/or requirements of public authorities** and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and the specific direction of any public officer pursuant to law.

8. The term **requirements of insurance bodies** and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters

and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction of the Building and/or the Demised Premises.

9. The term **repair** shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

10. Reference to **termination of this lease** includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

11. The term **in full force and effect** when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

12. The term **Tenant** shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

13. Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

14. The rule of **ejusdem generis** shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

15. All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

16. Definitions from various Sections of the lease:

ADA - as defined in Section 46.01

Additional Rent or additional rent - as defined in Section 38.01(b)

Affiliated Entity – as defined in Section 42.10

Agreed Rate - as defined in Article 48

Alternate Service Provider – as defined in Section 60.04

A/S Notice - as defined in Section 42.01

Assignment Expense - as defined in Section 42.09(a)

Base Operational Year - as defined in Section 40.01(c)

Base Statement - as defined in Section 40.02

Base Tax Rate - as defined in Section 39.01(b)

Base Tax Year - as defined in Section 39.01 (b)

Broker – as defined in Section 43.01

Building - the structure known as 40 Wall Street and all appurtenances thereto

changes - as defined in Section 51.01

Commencement Date - as defined in Section 37.01

Demised Premises, demised premises or premises shall mean the space in the Building leased to Tenant as shown on Exhibit A

Electric Service Provider – as defined in Section 60.04

Electrical Consultant – as defined in Section 60.05

Electricity Charge – as defined in Section 60.02

Existing L/C – as defined in Section 64.06

Expiration Date - as defined in Section 37.01

Ground Lease - the Amended and Restated Lease dated as of November 30, 1995 between Nautilus Real Estate, Inc. and Scandic Wall Limited Partnership, as landlord and 40 Wall Development Associates, LLC, as tenant.

Ground Lessor - 40 Wall Limited Partnership and New Scandic Wall Limited Partnership or any successor thereof.

Hazardous Materials - as defined in Section 46.02

HVAC - as defined in Section 55.01

Issuing Bank – as defined in Section 64.01

Land - shall mean the parcel of property described on Exhibit B

Landlord - same meaning as Owner

Landlord's Option - as defined in Section 42.01

Leaseback Space - as defined in Section 42.01

lessor - as defined in Section 41.01

Letter of Credit – as defined in Section 64.02

NDSA Agreement – as defined in Section 41.06

Non-Renewal Notice – as defined in Section 64.02

Operating Expense Payment - as defined in Section 40.03

Operating Expenses - as defined in Section 40.01(a)

Operating Statement - as defined in Section 40.02

Operational Year - as defined in Section 40.01(b)

Owner - 40 Wall Street LLC or any successor thereof

Property - shall mean the Land and Building

Rate - as defined in Section 60.04(b)

Rent, rent or fixed rent - as defined in Section 38.01(a)

Rent Commencement Date - as defined in Section 38.03

Replacement L/C – as defined in Section 64.06

Replacement Notice – as defined in Section 64.06

Security Amount – as defined in Section 64.01

Subletting Expenses - as defined in Section 42.09(b)

successor landlord - as defined in Section 41.03

superior leases - as defined in Section 41.01

superior mortgages - as defined in Section 41.01

Taxes - as defined in Section 39.01(a)

Tax Expenses - as defined in Section 39.04

Tax Payment - as defined in Section 39.02

Tax Statement - as defined in Section 39.05

Tax Year - as defined in Section 39.01(c)

Tenant - as defined in Exhibit E Item 12

Tenant's Changes - as defined in Section 51.01

Tenant's Cost - as defined in Section 60.04(c)

Tenant's Projected Share of Operating Expenses - as defined in Section 40.01(e)

Tenant's Projected Share of Taxes - as defined in Section 39.01(e)

Tenant's Property - as defined in Section 53.02

Tenant's Proportionate Share - as defined in Section 39.01(d) and 40.01(d)

Title 4 – as defined in Section 67.01

Usage – as defined in Section 60.04(a)

EXHIBIT F

CLEANING STANDARDS

GENERAL CLEANING: (excluding kitchen, pantry and word-processing areas)

NIGHTLY - BUSINESS DAYS

General Offices:

1. All hardsurfaced flooring to be swept using approved dustdown preparation.
2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).
3. Hand dust and wipe clean all furniture, fixtures and windowsills.
4. Empty and wipe clean all ashtrays and screen all sand urns.
5. Empty all wastepaper receptacles and remove wastepaper.
6. Dust interiors of all wastepaper disposal cans and baskets.
7. Wash clean all water fountains and coolers.
8. Sweep all private stairways.

Lavatories: (excluding private lavatories or showers)

1. Sweep and wash all floors, using an odorless detergent.
2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.
3. Wash and disinfect all basins, bowls and urinals.
4. Wash all toilet seats.
5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.
6. Paper towel and sanitary receptacles emptied and cleaned.

7. Fill toilet tissue and paper towel holders, soap dispensers and coin operated sanitary napkin dispensers.

WEEKLY

1. Vacuum clean all carpeting and rugs.

2. Wipe clean all interior metal and remove finger marks.

MONTHLY

1. Dust all vertical surfaces such as walls, partitions, door louvers and other surfaces within a person's reach.

QUARTERLY

High dust premises if required, including the following:

1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

2. Dust clean all vertical surfaces such as walls, partitions, doors, bucks and other surfaces not reached in nightly or monthly cleaning.

3. Dust all pipes, ventilating and air-conditioning louvers, ducts, high moldings and other high areas not reached in nightly or weekly cleaning.

4. Dust all venetian blinds.

PERIODICALLY

Wash the interior of all exterior windows at least four (4) times a year and wash the exterior of all exterior windows at least two (2) times a year.

STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

ORIGINAL 7/04

Agreement of Lease, made as of this 9th day of May, 2013, between **40 Wall Street LLC**, a limited liability company, having an office at 725 Fifth Avenue, New York, New York 10022, party of the first part hereinafter referred to as OWNER or LANDLORD, and **Paulson Investment Company, Inc.** having an office at 811 SW Naito Parkway, Suite 300, Portland, Oregon 97024 party of the second part, hereinafter referred to as TENANT.

Witnesseth: Owner hereby leases to Tenant hereby hires from Owner the space on the portion of 23rd floor as shown on Exhibit A annexed hereto in the building known as 40 Wall Street, in the Borough of Manhattan, City of New York, for the term as specified in Article 37.01 hereof (or until such term shall sooner cease and expire as hereinafter provided), and at the annual rental rate specified in Article 38.01(a) hereof which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for the purposes specified in Article 44 hereof and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner, at Tenant's expense.

(See Article 51 of Rider.)

Maintenance and Repairs: 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or

requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. ~~This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.~~ (See Article 41 of Rider.)

Property Loss, Damage Reimbursement Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. (See Article 42 of Rider.)

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees

---

15 Rider to be added if necessary

of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant's obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant's obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease ~~other than the covenants for the payment of rent or additional rent~~; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or

thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is", and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant's use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant's address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner's managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner's option, notices and bills to Tenant may be sent by hand delivery. (See Article 65 of Rider.)

Services Provided by Owner: 29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours on Saturdays, Sundays or on holidays, as defined under Owner's contract with the applicable Operating Engineers contract, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligations of Tenant hereunder.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Rider to be added if necessary.

Adjacent Excavation-Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. ~~Tenant has deposited with Owner the sum of~~ $ as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of ~~this lease, including but not limited to, any damages or deficiency in the re-~~ ~~letting of the demised premises, whether such damages or deficiency~~ accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, ~~encumbrance, attempted assignment or attempted encumbrance.~~ (See Article 64 of Rider.)

Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

Rider to be added if necessary.

(See Rider annexed hereto and made a part hereof.)

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:

____

40 Wall Street LLC
By 40 Wall Street Member Corp.

By: ________________________
Donald J. Trump, President

Witness for Tenant:

____

Paulson Investment Company, Inc.

By: ________________________
Trent DAVIS-CEO

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF

On the ______ day of ____________ in the year ________, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
NOTARY PUBLIC

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the demised premises as a "statutory tenant." As a further inducement to Owner to make this lease, and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of, the terms of this lease or of this guarantee, that Owner and the undersigned shall and do hereby waive trial by jury.

Dated: XXX .... in the year XXX ....

XXX
....
Guarantor

XXX
....
Witness

XXX
....
Guarantor's Residence

XXX
....
Business Address

XXX
....
Firm Name

STATE OF NEW YORK) ss.:

COUNTY OF XXX)

On the Day day of Month in the year Year before me, the undersigned, a Notary Public in and for said State, personally appeared Appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

....
Notary Public

IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address Borough

Premises Building

TO

Owner

STANDARD FORM OF

Office Lease

Dated Day Month in the year Year

Rent Per Year Month Installment

Rent Per Month xxx

Term Day
From Month Year
To Month Year Rental Rat

Drawn by ....

Checked by ....

Entered by ....

Approved by ....